Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 1,000,000 shares of Common Stock of Imergent, Inc. of our report dated August 27, 2004 with respect to the consolidated financial statements and the financial statement schedule of Imergent, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Grant Thornton LLP

Salt Lake City, Utah
November 10, 2004